Exhibit 10.8

2006 Stock Plan
for Non-Employee Directors
of Honeywell International Inc.

RESTRICTED STOCK AGREEMENT

          RESTRICTED STOCK AGREEMENT made in Morris Township, New Jersey, as of the [DAY] day of [MONTH, YEAR] (the “Date of Grant”), between Honeywell International Inc. (the “Company”) and [DIRECTOR NAME] (the “Director”).

1.

Grant of Award. The Company has granted you [NUMBER] Shares of Restricted Stock, subject to the provisions of this Agreement. A stock certificate representing [NUMBER] Shares will be registered in your name but will be held in custody by the Company for your account, subject to the restrictions described in this Agreement until they become payable or are forfeited or cancelled.

You will have all rights and privileges of a shareowner with respect to the Shares granted to you under this Agreement, including but not limited to, the right to receive dividends declared and paid by the Company and the right to vote the Shares, subject to the following restrictions: (i) you will not be entitled to delivery of the certificate until the expiration of the Restricted Period; (ii) subject to Section 9 of this Agreement, none of the Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period; and (iii) subject to Sections 3, 4 and 5 of this Agreement, all of the Shares will be forfeited and all of your rights to such Shares will terminate without further obligation on the part of the Company unless you remain a non-employee director of the Company for the entire Restricted Period.

2.	Payment Amount. Each Share of Restricted Stock represents one (1) Share of Common Stock.

3.

Restricted Period and Lapse of Restrictions. Except in the event of your death, Disability, or a Change in Control, the restrictions on the Shares of Restricted Stock will lapse upon the last to occur of the following: (a) the expiration of the six-month period immediately following the Date of Grant; (b) your 65th birthday; or (c) the date on which your service as a director of the Company terminates with the consent of a majority of the members of the Board of Directors other than yourself.

If you remain a non-employee director of the Company for the entire Restricted Period, the restrictions on the Restricted Stock will lapse at the end of the Restricted Period with respect to one-fifth of the Restricted Shares for each full year of service completed as a non-employee director of the Company. You will forfeit any Shares of Restricted Stock with respect to which the restrictions do not lapse at the end of the Restricted Period.

4.

Death or Disability. If you cease to be a non-employee director of the Company before the end of the Restricted Period by reason of your death or Disability, the restrictions on the Restricted Stock granted to you under this Agreement will immediately lapse as of the date of death or Disability, regardless of your years of service at that time.

5.

Change in Control. In the event of a Change in Control, the restrictions on the Restricted Stock granted to you under this Agreement will immediately lapse as of the date the Change in Control occurs, regardless of your years of service at that time.

6.

Termination of Directorship. If the restrictions on the Restricted Stock have not lapsed as of the termination of your directorship with the Company, other than by reason of your death, Disability, or a Change in Control, such Restricted Stock will immediately be forfeited, and your rights with respect to the Shares underlying the Restricted Stock will end.

7.

Delivery of Shares. Following the lapse of the restrictions on the Restricted Stock, as provided in Sections 3, 4 and 5 of this Agreement, a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed will be delivered, free of all such restrictions, to you or to your beneficiary or estate, as the case may be. The Company will not be required to deliver any fractional Share but will pay, in lieu thereof, the fair market value (measured as of the date the restrictions lapse) of such fractional Share to you or to your beneficiary or estate, as the case may be.

8.

Withholdings. The Company will have the right, prior to any issuance or delivery of Shares on Restricted Stock, to withhold or require from you the amount necessary to satisfy applicable tax requirements, as determined by the Committee.

9.

Transfer of Award. You may not transfer the Restricted Stock or any interest in the Restricted Stock except by will or the laws of descent and distributionor except as permitted by the Committee and as specified in the Plan. Any other attempt to dispose of your interest in the Restricted Stock will be null and void.

10.

Restrictions on Payment of Shares. Payment of Shares for your Restricted Stock is subject to the conditions that, to the extent required at the time of exercise, (a) the Shares underlying the Restricted Stock will be duly listed, upon official notice of redemption, upon the NYSE, and (b) a Registration Statement under the Securities Act of 1933 with respect to the Shares will be effective. The Company will not be required to deliver any Common Stock until all applicable federal and state laws and regulations have been complied with and all legal matters in connection with the issuance and delivery of the Shares have been approved by counsel for the Company.

11.

Adjustments. In the event of any stock split, reverse stock split, dividend or other distribution (whether in the form of cash, Shares, other securities or other property), extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, reorganization, combination, repurchase or exchange of Shares or other securities, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event, the Committee may, in its sole discretion, adjust the number and kind of Shares covered by the Restricted Stock and other relevant provisions to the extent necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be provided by the Restricted Stock. Any such determinations and adjustments made by the Committee will be binding on all persons.

12.

Disposition of Securities. By accepting the Award, you acknowledge that you have read and understand the Company’s policy, and are aware of and understand your obligations under applicable securities laws in respect of trading in the Company’s securities. You agree not to sell Shares at any time when you possess material nonpublic information with respect to the Company or when doing so would otherwise result in a violation of securities law. The Company will have the right to recover, or receive reimbursement for, any compensation or profit you realize on the disposition of Shares underlying the Restricted Stock to the extent that the Company has a right of recovery or reimbursement under applicable securities laws.

13.

Plan Terms Govern. The lapse of restrictions and delivery of Shares related to Restricted Stock, the disposition of any Shares underlying the Restricted Stock, and the treatment of gain on the disposition of these Shares are subject to the provisions of the Plan and any rules that the Board of Directors and the Committee may prescribe. The Plan document, as may be amended from time to time, is incorporated into this Agreement. Capitalized terms used in this Agreement have the meaning set forth in the Plan, unless otherwise stated in this Agreement. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the Plan will control. By accepting the Award, you acknowledge receipt of the Plan and the prospectus, as in effect on the date of this Agreement.

14.

Acceptance of Award. By accepting the Award, you agree to be bound by the terms and conditions of this Agreement and acknowledge that the Award is granted at the sole discretion of the Company and is not considered part of any contract of employment with the Company or of your normal or expected compensation or benefits package for purposes of any benefit plan of the Company (except as otherwise expressly provided in a written agreement you have entered into with the Company).

15.

Limitations. Nothing in this Agreement or the Plan gives you any right to continue as a member of the Board of Directors of the Company or will prejudice the rights of the Board of Directors or shareowners of the Company with respect to your nomination and election. Payment of the Shares underlying your Restricted Stock is not secured by a trust, insurance contract or other funding medium, and you do not have any interest in any fund or specific asset of the Company by reason of this Award or the account established on your behalf.

16.

Incorporation of Other Agreements. This Agreement and the Plan constitute the entire understanding between you and the Company regarding the Restricted Stock. This Agreement supersedes any prior agreements, commitments or negotiations concerning the Restricted Stock.

17.

Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of the other provisions of the Agreement, which will remain in full force and effect. Moreover, if any provision is found to be excessively broad in duration, scope or covered activity, the provision will be construed so as to be enforceable to the maximum extent compatible with applicable law.

18.

Choice of Law. You and the Company agree that the validity, performance, interpretation and other incidents of this Agreement shall be governed by the internal substantive law of the State of Delaware, to the extent not superseded by applicable Federal law.

19.

Agreement Changes.The Company reserves the right to change the terms of this Agreement and the Plan without your consent to the extent necessary or desirable to comply with the requirements of Code section 409A, the Treasury regulations and other guidance thereunder.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by the facsimile signature of its Chairman of the Board and Chief Executive Officer as of the day and year first above written. By consenting to this Agreement, you agree to the following: (i) you have carefully read, fully understand and agree to all of the terms and conditions described in this Agreement and the Plan; and (ii) you understand and agree that this Agreement and the Plan constitute the entire understanding between you and the Company regarding the Award, and that any prior agreements, commitments or negotiations concerning the Restricted Stock are replaced and superseded. You will be deemed to consent to the application of the terms and conditions set forth in this Agreement and the Plan unless you contact Honeywell International Inc., Executive Compensation/AB-1D, 101 Columbia Road, Morristown, NJ 07962 in writing within thirty (30) days of the date of this Agreement.

Honeywell International Inc.

Name:
Title:

I Accept

Signature	Date